Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation

by reference in the Registration Statement

(Form S-8 No. 333-180470) of Cal-
Maine

Foods,

Inc.

pertaining

to

the

Cal-Maine

Foods,

Inc.

KSOP,

the

Registration

Statement

(Form

S-8

No.

333-252069)
pertaining

to

the

Amended

and

Restated

Cal-Maine

Foods,

Inc.

2012

Omnibus

Long-Term

Incentive

Plan

and

the

Shelf
Registration Statement (Form S-3 No. 333-227742) of

Cal-Maine Foods, Inc. pertaining to the

sale of common stock by certain
stockholders,

of

our

reports

dated

July

19,

2022,

relating

to

the

consolidated

financial

statements

and

financial

statement
schedules, and the

effectiveness of Cal-Maine

Foods, Inc. and

Subsidiaries’ internal control

over financial reporting,

which appear
in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Frost, PLLC
Little Rock, Arkansas
July 19, 2022